Exhibit 23.1 Consent of Auditors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Elephant Talk Communication, Inc.

Schiphol, The Netherlands

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-152276) of Elephant Talk Communications, Inc. our report dated March 31, 2010, relating to the consolidated financial statements which appear in this Form 10-K.

BDO Seidman, LLP

Los Angeles, California

March 31, 2010